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Exhibit No. 3.2  Bylaws.

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                                     BYLAWS

                                       OF

                         FIRSTLINK COMMUNICATIONS, INC.


                                   ARTICLE I
                                    OFFICES

SECTION 1. PRINCIPAL OFFICES. The Board of Directors shall fix the location of the principal executive offices of the corporation at any place within or outside the State of Oregon. If the principal executive office is located outside the State of Oregon, and the corporation has one or more business offices in the State of Oregon, the Board of Directors shall fix and designate a principal business office in the State of Oregon.

SECTION 2. OTHER OFFICES. The Board of Directors may at any time establish branch or subordinate offices at any place or places.


                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

SECTION 1. PLACE OF MEETINGS. Meetings of shareholders shall be held at any place within or outside the State of Oregon designated by the Board of Directors. In the absence of any such designation, shareholder meetings shall be held at the principal executive office of the corporation.

SECTION 2. ANNUAL MEETINGS. The annual meeting of shareholders shall be held on the first Tuesday of March of each year. However, if this day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At this meeting, directors shall be elected, and any other proper business with the power of the shareholders may be transacted. The failure to hold an annual meeting at the time stated above shall not affect the validity of any corporation action.

SECTION 3. SPECIAL MEETINGS. A special meeting of the shareholders may be called at any time by the Board of Directors, or by the Chairman of the Board, or by the President, Chief Executive Officer, Vice President, or may be called by one or more shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting, provided that such shareholder or shareholders must sign, date and deliver to the corporations Secretary one or more written demands for such a meeting describing the purpose or purposes for which it is to be held.

If a special meeting is called by any person or persons other than the Board of Directors or a shareholder or shareholders as provided above, the request shall be in writing, specifying the time of such meeting and the general nature of the business to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Secretary of the corporation. The Secretary receiving the request or demand shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with

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the provisions of Sections 4 and 5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than ten (10) nor more than sixty (60) days after the receipt of such request. If the notice is not given within twenty (20) days after receipt of the request or demand, the person or persons requesting or demanding the meeting may give the notice. Nothing contained in this Section 3 of Article II shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.

SECTION 4.  NOTICE OF SHAREHOLDERS MEETING.   All notices of meetings of
shareholders shall be sent or otherwise given in accordance with Section 5 of this Article II not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date, and hour of the meeting and (a) in the case of a special meeting, the general nature of the business to be transacted, or (b) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of the any nominee or nominees whom, at the time of the notice, management intends to present for election.

If action is proposed to be taken at any meeting for approval of (a) a contract or transaction in which a director has a direct or indirect financial interest, (b) an amendment of the Articles of Incorporation, (c) a reorganization of the corporation, (d) a voluntary dissolution of the corporation, or (e) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, the notice shall also state the general nature of that proposal.

SECTION 5. MANNER OF GIVING NOTICE. AFFIDAVIT OF NOTICE. Notice of any shareholders meeting shall be given either personally or by first class mail or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation for the purpose of the notice. If no such address appears on the corporation's books or has been so given, notice shall be deemed to have been given if sent to that shareholder by first class mail or telegraphic or other written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally, deposited in the mail, delivered to a common carrier for transmission to the recipient, actually transmitted by electronic means to the recipient by the person giving the notice, or sent by other means of written communication.

If any notice addressed to a shareholder at the office of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service, marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice.

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An affidavit of the mailing or other means of giving any notice of any shareholders' meeting may be executed by the Secretary, Assistant Secretary, or any transfer agent of the corporation giving the notice, and filed and maintained in the minute book of the corporation.

SECTION 6. QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shareholders required to constitute a quorum.

SECTION 7. ADJOURNED MEETING; NOTICE. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 6 of this Article II.

When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meetings is fixed, or unless the adjournment is for more than one hundred twenty (120) days form the date set for the original meeting, in which case the Board of Directors shall set a new record date. Notice of any such adjourned meeting, if required, shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with provisions of Sections 4 and S of this Article II. Any adjourned meeting of the corporation may transact any business that might have been transacted at the original meeting.

SECTION 8. VOTING. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 11 of this Article II, subject to the provisions of the Oregon Business Corporation Act relating to voting shares owned by a fiduciary, in the name of the corporation, in the name of a receiver, or shares which may have been pledged. The shareholders' vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun.

At a shareholder's meeting at which directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such shareholder normally is entitled to cast).

SECTION 9. WAIVER OF NOTICE OR CONSENT BV ABSENT SHAREHOLDERS. The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted

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or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 4 of this Article II, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when a person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice of the meeting, but not so included, if that objection is expressly made at the meeting.

SECTION 10. SHAREHOLDER ACTION BV WRITTEN CONSENT WITHOUT A MEETING. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the actions so taken, is signed by all of the holders of outstanding shares entitled to vote with respect to the subject matter thereof. Any such consent has the effect of a meeting vote and may be described as such in any document.

Directors may be elected by written consent without a meeting only if the written consents of all outstanding shares entitled to vote are obtained.
All such consents shall be filed with the Secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholders proxy holder, or a transferee of the shares of a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the Secretary of the corporation before written consents of all of the shareholders entitled to vote have been filed with the Secretary. The Secretary shall give prompt notice of any corporate action approved by the shareholders without a meeting. This notice shall be given in the manner specified in Section S of this Article II. In the case of approval of (a) contracts or transaction in which a director has a direct or indirect financial interest,
(b) indemnification of agents of the corporation, (c) a reorganization of the corporation, or (d) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, notice of such approval shall be given at least ten (10) days before the consummation of any action authorized by that approval.

SECTION 11. RECORD DATE FOR SHAREHOLDER NOTICE. VOTING AND GIVING CONSENTS. For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than seventy (70) days or less than ten (10) days before the date of any such meeting or more than (70) days before any such action without a meeting, and in this event, only shareholders of record at the close of business on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date except as otherwise provided in the Oregon Business Corporation Act.

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If the Board of Directors does not so fix a record date:

a. The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which the meeting is held.

b. The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the Board has been taken, shall be the date on which the first written consent is given, or (ii) when prior action of the Board of Directors has been taken, shall be at the close of business on the date on which the Board adopts the resolution relating to that action, or the fiftieth (50) day before the day of such other action, whichever is later.

SECTION 12. PROXIES. Every person entitled to vote for directors or any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder's attorney-in-fact. A validly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (a) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by attendance at the meeting and voting in person by the person executing the proxy or by a subsequent proxy executed by the same person and presented at the meeting; or (b) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided.

SECTION 13. INSPECTORS OF ELECTION. Before any meeting of shareholders, the Board of Directors may appoint any person other than nominees for office to act as inspectors of election at the meeting or to adjournment. If no inspectors of election are 50 appointed, the Chairman of the meeting may, and on the request of any shareholder or shareholders proxy shall, appoint inspectors or election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of the shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or refuses to act, the Chairman of the meeting, upon the request of any shareholder or to a shareholders proxy shall, appoint a person to fill that vacancy.

These inspectors shall:

a. Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and authenticity, validity and effect of proxies;

b.   Receive votes, ballots or consents;

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c.     Hear and determine all challenges and questions in any way arising in connection with the right to vote;

d.     Count and tabulate all votes or consents;

e.     Determine when the polls shall close,

f.     Determine the results; and

g. Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

SECTION 14. SHAREHOLDER LIST. The officer or agent having charge of the corporation's stock transfer books shall make, after fixing a record date for a meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting or adjournment thereof, arranged by voting group and in alphabetical order, with the address of and number of shares held by each, which record beginning two (2) business days after notice is given for the meeting for which the list was prepared an continuing through the meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder or his agent upon written demand during usual business hours. A shareholder or his agent may copy the record only in compliance with applicable provisions of the Oregon Business Corporation Act. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be PRIMA FACIE evidence at to who are the shareholders entitled to examine such records or transfer books or to vote at any meeting or shareholders. Failure to comply with this Section 14 of Article II shall not affect the validity of any action taken at such meeting.

                                    ARTICLE III
                                     DIRECTORS

SECTION 1. POWERS. Subject to the provisions of the Oregon Business Corporation Act and any limitations in the Articles of Incorporation and these Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

Without prejudice to these general powers, and subject to the same limitations, the Board of Directors shall have the power to:

a. Select and remove all officers, agents, and employees of the corporation; prescribe any powers and duties for them that are consistent with law, with the Articles of Incorporation, and with these Bylaws; fix their compensation and require from them security for faithful service.

b. Change the principal executive offices or the principal business office in the State of Oregon from one location to another; cause the corporation to be qualified to do business in any other state, territory, dependency or country and to conduct business within and without the State of Oregon and designate any place within or

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      without the State of Oregon for the holding of any shareholder's meeting or meetings, including annual meetings.

c. Adopt, make and use a corporate seal; prescribe the forms of certificates of stock and alter the form of the seal and certificates.

d. Authorize the issuance of shares of stock of the corporation on any lawful terms, in consideration of money paid, labor done, services actually rendered, debts or securities canceled, or tangible or intangible property actually received.

e. Borrow money and incur indebtedness on behalf of the corporation, and cause to be executed and delivered for the corporation's purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecation 5 and other evidences of debt and securities.

SECTION 2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors of the corporation shall not be less than one (1) nor more than seven
(7). The exact number of authorized directors shall be fixed from time to time, within the minimum and maximum, by the Board of Directors pursuant to a duly adopted resolution. The indefinite number of directors may be changed, or a definite number fixed without provision for an indefinite number, by duly adopted amendment to this Bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote.

SECTION 3. ELECTION AND TERM OF OFFICE OF DIRECTORS. Directors shall be elected by vote of the shareholders at each annual meeting of the corporation. If there are fewer than (6) directors of the corporation as determined in accordance with
Section 2 of Article III, the terms of each director shall expire at the next annual shareholders meeting. If there are six (6) or more directors, the terms of the directors, may, upon adoption of a duly authorized resolution of the Board of Directors, so stating, be staggered by classifying the directors into two groups, with each group to contain not fewer than three members and to be as nearly equal as possible. If such a provision is adopted, the terms of the directors in the first group shall expire at the first annual shareholders meeting after their election; the terms of the directors in the second group shall expire at the second annual shareholders meeting after their election. At each annual shareholders meeting held together, directors shall be chosen for a term of two (2) years to succeed those whose terms expire. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and qualified. There shall be no limit on the number of terms a director may serve.

No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

SECTION 4. VACANCIES. A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of the death, resignation, or removal of any director, or if the Board of Directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or conviction of a felony, or if the authorized number of directors is increased, or if the shareholders fail at any meeting of shareholders at which any director or directors are

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elected to elect the number of directors to be voted for at that meeting.
Any director may resign effective on giving written notice to the Chairman of the Board, the corporation or the Board of Directors, unless the notice specifies a later time for that resignation becoming effective. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors.

Vacancies on the Board of Directors may be filled by a majority vote of the shareholders entitled to vote for directors or may be filled by a majority of the remaining directors, whether or not less than a quorum, or by a sole remaining director.

Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

SECTION 5. PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. Regular meetings of the Board of Directors may be held at any place within or outside the State of Oregon that has been designated from time to time by the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the Board shall be held at any place within or outside the State of Oregon that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or other electronic communication equipment, as long as all directors participation in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.

SECTION 6. ANNUAL MEETING. Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting at the place that the annual meeting of the shareholders was held, or at any other place that shall have been designated by the Board of Directors, for the purpose of organization, any desired election of officers, and the transaction of other business. Notice of this meeting shall not be required.

SECTION 7. OTHER REGULAR MEETINGS. Other regular meetings of the Board of Directors shall be held without call at such time as shall from time to time be fixed by the Board of Directors. Such regular meetings may be held without notice.

SECTION 8. SPECIAL MEETINGS. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board of Directors or the President, any Vice President, the Secretary or any two directors.

Notice of the time and place of a special meeting shall be delivered personally or by telephone to each director or sent by first class mail or telegraph, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) business days before the time of the meeting. In case the notice is delivered personally, or by telephone or telegram, it

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shall be delivered personally or by telephone or to the telegraph company at least two (2) days before the time of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director whom the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting, nor need it specify the place if the meeting is to be held at the principal executive office of the corporation. Attendance of a director at a special meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting if not lawfully called or convened.

SECTION 9. QUORUM A majority of the prescribed number of directors shall constitute a quorum for the transaction of business except to adjourn as provided in Section 11 of this Article III. If no number of directors has been prescribed, a quorum shall consist of a majority of the number of directors in office immediately before the meeting begins. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors. A meeting at which a quorum is initially present may continue to transaction business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

SECTION 10. WAIVER OF NOTICE. The transaction of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if each director (a) has received notice of the meeting, (b) attends the meeting without protesting before or at the beginning of the meeting, the lack of notice to such director, or (c) before or after the meeting signs a waiver of notice, consent to holding the meeting or an approval of the minutes of the meeting. Any such waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 11. ADJOURNMENT. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

SECTION 12. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in
Section 8 of this Article III, to the directors who were not present at the time of the adjournment.

SECTION 13. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as an unanimous vote of the Board of Directors and shall be effective when the last directors signature has been obtained or at any earlier or later time if so specified in the written action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such consent or consents shall have the effect of a meeting vote and may be described as such in any document.

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SECTION 14.  FEES AND COMPENSATION OF DIRECTORS.  Directors and members of committees may receive such compensation, if any for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors. This Section 14 Shall not be construed to preclude any director from serving the corporation in any other capacity, as an officer, agent, employee, or otherwise, and receiving compensation for those services.

                                     ARTICLE IV
                                     COMMITTEES

SECTION 1. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate an executive committee and one or more other committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board, except with respect to:

a. The approval of any action which would be prohibited under the Oregon Business Corporation Act or which, under the Oregon Business Corporation Act also requires shareholders' approval or approval of the outstanding shares;

b.    The filling of vacancies on the Board of Directors or in any committee;

c. The fixing of compensation of the directors for serving on the Board or on any committee;

d. The amendment, alteration, restatement or repeal of Bylaws or the adoption of new Bylaws;

e. The amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

f. Distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or

g. The appointment of any other committees of the Board of Directors of the members of such committees.

SECTION 2. MEETINGS AND ACTIONS OF COMMITTEES. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section 5 (Place of Meetings), 7 (Regular Meetings), 8 (Special Meetings and Notice), 9 (Quorum), 10 (Waiver of Notice), 11 (Adjournment), 12 (Notice of Adjournment), and 13 (Action without Meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee; special meetings of committees may also be called by resolution of the

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Board of Directors; and notice of special meetings of committees shall also be given to all alternate members. who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the governance of any committee not inconsistent with the provisions of these Bylaws.

                                     ARTICLE V
                                      OFFICERS

SECTION 1. OFFICERS. The officers of the corporation shall be a President, Secretary, and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of
Section 3 of this Article V. Any number of offices may be held by the same person.

SECTION 2. ELECTION OF OFFICERS. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section S of this Article V., shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under contract of employment.

SECTION 3. SUBORDINATE OFFICERS. The Board of Directors may appoint, and may empower the President to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

SECTION 4. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, or an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the corporation. Any resignation takes effect at the date of receipt or that notice, or at any later time specified in that notice; unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, or the corporation under any contract to which the officer is a party. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors.

SECTION 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

SECTION 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if such an officer is elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to that person by the Board of Directors or prescribed by the Bylaws. If there is no President, the


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Chairman of the Board shall, in addition, be the Chief Executive Officer of the corporation and shall have the powers and duties described in Section 7 of this Article V.

SECTION 7. PRESIDENT. Subject to such powers, if any, as may be given by the Bylaws of Board of Directors to the Chairman of the Board, if there is such an officer, the President shall be General Manager and Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, control of the business and the officers of the corporation. That person shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there is none, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of the president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

SECTION 8. VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of President, and when so acting shall have all the powers of, and be subject to all the restriction upon, the President. The vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws, and the President, or the Chairman of the Board if there is no President.

SECTION 9. SECRETARY. The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of the directors, committees of directors, and shareholders, with the time and place of holding, whether regular or special and, if special, how authorized, the notice given, the names of those present and director's meetings or committee meetings, the number of shares present or represented at shareholder's meetings, and the proceedings.

The Secretary shall keep or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a record of shareholders, or a duplicate record of shareholders, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary or Assistant Secretary or, if they are absent or unable to act or refuse to act, any other officer of the corporation shall give, or cause to be given, notice of all meetings of the shareholders, of the Board of Directors, and of committees of the Board of Directors, required by the Bylaws or by law to be given. The Secretary shall keep the seal of the corporation, if one is adopted, in custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

SECTION 10. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business

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transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all his transactions as Chief Financial Officer and of the financial condition of the corporation, and shall exercise such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

The Chief Financial Officer, is for purposes of giving any reports or executing any certificates or other documents requiring the signature or the "Treasurer," deemed to be also the Treasurer of the corporation.

                                ARTICLE VI
                  INDEMNIFICATION OF DIRECTORS, OFFICERS,
                         EMPLOYEES AND OTHER AGENTS

SECTION 1. DIRECTORS AND OFFICERS. The corporation shall indemnify its directors and officers to the fullest extent permitted by the Oregon Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of alleged occurrences of actions or omissions preceding any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than the Oregon Business Corporation Act permitted to corporation to provide prior to such amendment).

SECTION 2. EMPLOYEES AND OTHER AGENTS. The corporation shall have power to indemnify its employees and other agents as set forth in the Oregon Business Corporation Act.

SECTION 3. NO PRESUMPTION OF BAD FAITH. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonable believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal proceeding, that the person had reasonable cause to believe that the conduct was unlawful.

SECTION 4. ADVANCE OF EXPENSES. The expenses incurred by a director or officer in any proceeding shall be paid by the corporation in advance at the written request of the director or officer, if the director or officer:

a. Furnishes the corporation a written affirmation of such person's good faith belief that such person is entitled to be indemnified by the corporation; and

b. Furnishes the corporation a written undertaking to repay such advance to the extent that it is ultimately determined by a court that such person is not entitled to be indemnified by the corporation. Such advances shall be made without regard to the


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            persons ability to repay such expenses and without regard to the person's ultimate entitlement to indemnification under these Bylaws or otherwise.


SECTION 5. ENFORCEMENT. Without the necessity of entering into an express contract, all rights to indemnification and advances under these Bylaws shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer who serves in such capacity at any time while these Bylaws and relevant provisions of the Oregon Business Corporation Act and other applicable law, if any, are in effect. Any right to indemnification or advances granted by these Bylaws to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if:

a. the claim for indemnification or advances is denied, in whole or in part, or

b. no disposition of such claim is made within ninety (90) days of request therefor.

The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting a claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition when the required affirmation and undertaking have been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Oregon Business Corporation Act for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the Oregon Business Corporation Act, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

SECTION 6. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by these Bylaws shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in the person's official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent permitted by the law.

SECTION 7. SURVIVAL OF RIGHTS. The rights conferred on any person by this bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


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SECTION 8.  INSURANCE.  To the fullest extent permitted by the Act, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to these Bylaws.

SECTION 9. AMENDMENTS. Any repeal of these Bylaws shall only be prospective, and no repeal or modification hereof shall adversely affect the rights under these Bylaws in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

SECTION 10. SAVINGS CLAUSE. If these Bylaws or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, the corporation shall indemnify each director, officer or other agent to the fullest extent permitted by any applicable portion of this bylaw that shall not have been invalidated, or by any other applicable law.

SECTION 11. CERTAIN DEFINITIONS. For the purposes of these Bylaws, the following definitions shall apply:

a. The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement and appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

b. The term "expenses" shall be broadly construed and shall include, without limitation, expenses of investigations, judicial or administrative proceedings or appeals, attorneys' fees and disbursements and any expenses of establishing a right to indemnification under Section 5, but shall not include amounts paid in settlement, judgments or fines.

c. The term "corporation" shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this bylaw with respect to the resulting or surviving corporation as the person would have with respect to such constituent corporation if its separate existence had continued.

d. References to a "director", "officer", "employee", or "agent" of the corporation shall include, without limitation, situations where such person is at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.



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e.          References to "other enterprises" shall include employee benefit plans; references to "fines" in the Oregon Business Corporation Act shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to .-serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation' as referred to in these Bylaws.

                                    ARTICLE VII
                                RECORDS AND REPORTS

SECTION 1. MAINTENANCE AND INSPECTION OF RECORDS OF SHAREHOLDERS. The corporation shall keep at its principal office, or at its registered office, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder, as well as all other records required to be kept under provisions of the Oregon Business Corporation Act.

Any shareholder or shareholders of the corporation may inspect and copy the records referred to above during usual business hours on five (5) business days' prior written demand on the corporation. Any inspection and copying under this Section 1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

SECTION 2. MAINTENANCE AND INSPECTION OF ARTICLES AND BYLAWS. The corporation shall keep at its principal office, or if its principal office is not in the State of Oregon, at its principal business office in the State of Oregon, the originals or true copies of the Articles of Incorporation and By laws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal office of the corporation is outside the State of Oregon, and the corporation has no principal business office in the State of Oregon, the Secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of the Articles of Incorporation and/or Bylaws as amended to date.

SECTION 3. MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS. The accounting books and records and minutes of proceedings of the shareholders and the Board of Directors and any committee or committees of the Board of Directors shall be kept at such place or places designated by the Board of Directors, or, in the absence of such designation, at the principal office of the corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonable related to the holder's interest as a shareholder or as a holder of a voting trust certificate. The inspection may be made in person or by an agent or


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attorney, and shall include the right to copy and make extracts.  These rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

SECTION 4. INSPECTION OF DIRECTORS. Every director shall have the absolute right, at any reasonable time, to inspect all books, records, and documents of every kind, and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

SECTION 5. ANNUAL REPORT TO SHAREHOLDERS. The Board of Directors may issue annual or other periodic reports to the shareholders of the corporation as they consider appropriate.

SECTION 6. FINANCIAL STATEMENTS. A copy of any annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of such period, that has been prepared by the corporation shall be kept on file in the principal office of the corporation for twelve (12) months, and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

SECTION 7. ANNUAL STATEMENT OF DOMESTIC CORPORATION. The corporation shall each year, not later than the anniversary of the date the Articles of Incorporation originally were filed with the Oregon Corporation Commissioner, file with the Oregon Corporation Commissioner on the prescribed form, the annual statement required by the Oregon Business Corporation Act.

                                    ARTICLE VIII
                             GENERAL CORPORATE MATTERS

SECTION 1. RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING. For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by shareholders by written consent without a meeting), the Board of Directors may fix, in advance, a record date, which shall not be more that seventy (70) nor less than (10) days before any such action, and in that case only shareholders of record on the date fixed are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the Oregon Business Corporation Act.

If the Board of Directors does not fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the applicable resolution or the seventieth (70) day before the date of that action, whichever is later.

SECTION 2. CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS. All checks, drafts, or other orders for payment of money, notes or other evidences

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of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

SECTION 3. CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The Board of Directors, except as otherwise provided in these Bylaws, my Authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and this authority may be general or confined to specific instances; and , unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement of to pledge its credit or to render it liable for any purpose or for any amount.

SECTION 4. CERTIFICATE FOR SHARES. A certificate or certificates for shares of the capital stock of the corporation may be issued to each shareholder when any of these shares are fully paid, and the Board of directors may authorize the issuance of certificates for shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. All certificates shall be signed in the name of the corporation by the Chief Executive officer or the President and by the Chief Financial Officer or Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has sign or whose facsimile signature is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.

SECTION 5. LOST CERTIFICATES. Except as provided in this Section 5, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and canceled at the same time. The Board of Directors may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board may require, including provisions for conditions for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense for liability, on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

SECTION 6. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The Chairman of the Board, the Chief Executive Officer, the President, or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority granted to these officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

SECTION 7. CONSTRUCTION AND DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction, and

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definitions in the Oregon Business Corporation Act shall govern the construction of these Bylaws. Without limiting the generality of these provisions, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both the corporation and a natural person.

SECTION 8. REIMBURSEMENT. If all or part of the salary or other compensation paid to any officer, director, agent or employee of the corporation is finally determined not allowable as a federal or state income tax deduction, such officer, director, employee or agent shall repay to the corporation the amount disallowed. The Board of Directors shall enforce repayment of each such amount disallowed.

                                     ARTICLE IX
                                     AMENDMENTS

SECTION 1. AMENDMENT BY DIRECTORS. New Bylaws may be adopted or these Bylaws may be amended, altered, restated, or repealed by the vote of a majority of the Board of Directors or unanimous written consent of the Board of Directors except as otherwise provided by law, these Bylaws, or the Articles of Incorporation, provided, however, that if the Articles of Incorporation or the corporation set forth the number of authorized directors of the corporation, the authorized number of directors may be changed only by an amendment of the Articles of Incorporation. The corporation's shareholders may amend or repeal these Bylaws even though the Bylaws may also be amended or repealed by the corporation's Board of Directors.

                                     ARTICLE X
                                  EMERGENCY BYLAWS

SECTION 1.  EMERGENCY.   The Board of Directors may adopt bylaws which shall be
effective only in an emergency as defined in the Oregon Business Corporation
Act.

SECTION 2. MUST FOLLOW OREGON CORPORATION BUSINESS ACT. Any such emergency bylaws must be adopted in accordance with applicable provisions of the Oregon Business Corporation Act.


I HEREBY CERTIFY that I was the Secretary of the first directors' meeting of FirstLink Communications, Inc. held on January 1, 1996, and that the foregoing Bylaws in nineteen (19) typewritten pages numbered consecutively from one to nineteen were and are the Bylaws adopted by the directors of the corporation at that meeting.


DATED:    January 1, 1996.


                                                    /s/ Allan A. Fulsher
                                                --------------------------------
                                                 Allan A. Fulsher, Secretary of
                                                    First Directors' Meeting.


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